Exhibit 4.4

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES NOT INVOLVING ANY PUBLIC OFFERING PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

CONFIDENTIAL

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	FNDS3000 Corp (the “Company”)
4651 Salisbury Road, Suite 485
Jacksonville, FL 32256
United States of America

Purchase of Securities

1. Subscription

1.1	The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase (i) [ ] shares of the common stock of the Company at a price per share of USD $0.175 (the “Shares”); and (ii) [ ] common stock purchase warrants with an exercise price of USD $0.175 (the “Warrants”) (such subscription and agreement to purchase being the “Subscription”), for an aggregate purchase price of USD [ ] $[ ] (the “Subscription Proceeds”). Each Warrant will entitle the holder to purchase one additional Share for a period of 24 months from the Closing Date (the “Underlying Shares”). The Shares, Warrants and Underlying Shares together referred to herein as the “Securities.”

1.2	On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company hereby irrevocably agrees to sell the Shares, Warrants and Underlying Shares to the Subscriber.

1.3	Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company.

1.4	The form of Warrant is attached hereto as Exhibit A.

2. Payment

2.1	The Subscription Proceeds must accompany this Subscription and shall be paid by certified check or bank draft drawn on a United States chartered bank, and made payable and delivered to the Company. Alternatively, the Subscription Proceeds may be wired to the Company pursuant to wiring instructions that will be provided to the Subscriber upon request.

2.2	The Subscriber acknowledges and agrees that this Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held on behalf of the Company. In the event that this Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within 30 days of the delivery of an executed Agreement by the Subscriber, this Agreement, the Subscription Proceeds (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Agreement.

2.3	Where the Subscription Proceeds are paid to the Company, the Company is entitled to treat such Subscription Proceeds as an interest-free loan to the Company until such time as the Subscription is accepted and the certificates representing the Shares have been issued to the Subscriber.

3. Documents Required from Subscriber

3.1	The Subscriber must complete, sign and return to the Company an executed copy of this Agreement.

3.2	The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, and applicable law.

4. Closing. Closing of the purchase of the Securities (the “Closing”) shall occur on or before October 19, 2010 or on such other date as may be determined by the Company (the “Closing Date”).

5. Acknowledgements of Subscriber

5.1	The Subscriber acknowledges and agrees that:

(a)	none of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, except in accordance with the provisions of, and pursuant to an effective registration statement under, the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case in accordance with applicable state securities laws;

(b)	the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company;

(c)	neither the Securities and Exchange Commission nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(d)	there is no government or other insurance covering any of the Securities;

(e)	there are risks associated with an investment in the Securities;

(f)	the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of the Securities pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(g)	the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of information about the Company;

(h)	the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber’s lawyer and/or advisor(s);

(i)	the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(j)	the Company will refuse to register any transfer of the Securities not made in accordance with, or pursuant to an effective registration statement under, the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state securities laws;

(k)	the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions;

(l)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, and the Subscriber acknowledges and agrees that the Company reserves the right to reject any subscription for any reason.

6. Representations, Warranties and Covenants of the Subscriber. The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing Date) that:

(a)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation or other legal entity, it is duly incorporated or organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and all necessary approvals by its directors, shareholders, members, managers, owners and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(b)	the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(c)	the Subscriber has duly executed and delivered this Agreement, and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(d)	the Subscriber is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(e)	the Subscriber is resident in the jurisdiction set out on the signature page of this Agreement;

(f)	the sale of the Securities to the Subscriber as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(g)	the Subscriber is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(h)	the Subscriber is acquiring the Securities as principal for the Subscriber’s own account, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

(i)	the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(j)	the Subscriber (i) is able to determine for him/her/itself the propriety of the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(k)	the Subscriber acknowledges that the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of the Securities pursuant to registration of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(l)	the Subscriber understands and agrees that none of the Shares or Underlying Shares have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(m)	the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state securities laws;

(n)	the Subscriber understands and agrees that the Company will refuse to register any transfer of the Securities not made in accordance with, and pursuant to an effective registration statement under, the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(o)	the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(p)	the Subscriber has completed the Accredited Investor Questionnaire attached hereto as Exhibit B in a complete and accurate fashion; and

(q)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities,

(ii)	that any person will refund the purchase price of any of the Securities, or

(iii)	as to the future price or value of any of the Securities.

(r)	The Subscriber has reviewed the Company’s filings with the Securities and Exchange Commission, understands the business of the Company and has been afforded an opportunity to ask questions of management.

(s)	The Subscriber has carefully read the Company’s filings with the Securities and Exchange Commission. The Subscriber has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this offering and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the investment. The Subscriber has had the opportunity to discuss any questions regarding any of the disclosure in Company’s filings with his counsel or other advisor. The Subscriber does not desire to receive any further information.

(t)	The Subscriber is aware that the purchase of the Securities is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of this investment.

(u)	The Subscriber represents that if an individual, he or she has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Securities. The Subscriber has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

(v)	The Subscriber is financially able to bear the economic risk of this investment, including the ability to hold the Securities indefinitely, or to afford a complete loss of the investment in the Securities.

(w)	The Subscriber represents that the undersigned’s overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber’s net worth, and the Subscriber’s investment in the Securities will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Securities are being sold to the undersigned and others would not be available if the undersigned’s present intention were to hold the Securities for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Securities and Exchange Commission (the “Commission”), a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Subscriber, and for which such Subscriber may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned’s representations to the Company, and the Commission would then regard such sale as a sale for which the exemption from registration is not available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

7. Acknowledgement and Waiver. The Subscriber has acknowledged that the decision to purchase the Securities was solely made on the basis of available information provided to the Subscriber. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of the Securities.

8. Representations and Warranties will be Relied Upon by the Company. The Subscriber acknowledges that the representations and warranties contained herein are made by the undersigned with the intention that they may be relied upon by the Company and its legal counsel in determining the undersigned’s eligibility to acquire the Securities under relevant legislation. The undersigned further agrees that by accepting delivery of the Securities, the undersigned will be representing and warranting that the foregoing representations and warranties are true and correct as at the time of delivery of such Securities with the same force and effect as if they had been made by the undersigned at such time, and that they shall survive the completion of the transactions contemplated under this Subscription and remain in full force and effect thereafter for the benefit of the Company for a period of one year.

9. Legend

9.1	The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing the Shares and Underlying Shares will bear a legend in substantially the following form:

“NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.”

9.2	Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

10. Costs. The Company shall be responsible for, and shall either pay directly or reimburse Subscriber for, Subscriber’s expenses (including any fees and disbursements of any special counsel retained by the Subscriber) incurred in connection with this Agreement and the transactions contemplated hereby.

11. Governing Law. This Agreement is governed by the laws of the State of Florida. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the State of Florida.

12. Survival. This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

13. Assignment. This Agreement is not transferable or assignable.

14. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

15. Entire Agreement. Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on the signature page of this Agreement and notices to the Company shall be directed to it at FNDS3000 Corp, 4651 Salisbury Road, Suite 485, Jacksonville, FL 32256, U.S.A., Attention: Joseph F. McGuire, Chief Financial Officer; copy to: Stephen M. Fleming, Fleming PLLC, 49 Front Street, Suite 206, Rockville Centre, New York 11570; Attention: Stephen M. Fleming, Esq.

17. Counterparts and Electronic Means. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

18. Currency. Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

(signatures on the following page)

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date of acceptance by the Company.

(Name of Subscriber – Please type or print)

(Signature and, if applicable, Title)

(Address of Subscriber)

(City, State or Province, Postal Code of Subscriber)

(Country of Subscriber)

A C C E P T A N C E

The above-mentioned Agreement in respect of the Securities is hereby accepted by FNDS3000 Corp DATED at             , the      day of October, 2010.

FNDS3000 CORP

Per:
Name: Joe McGuire

Title: Chief Financial Officer

EXHIBIT A

Form of Warrant

(attached)

EXHIBIT B

Accredited Investor Questionnaire

The Company will rely on the information contained in this Questionnaire.

The undersigned Subscriber covenants, represents and warrants to the Company that:

1.	the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

2.	the Subscriber satisfies one or more of the categories of “accredited investor” indicated below (please check the appropriate box):

☐	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds $1,000,000;

☐	an individual whose net income before taxes exceeded $200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

☐	an entity, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	an entity registered under the securities legislation of a jurisdiction of Canada as an advisor or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador), or any entity organized in a foreign jurisdiction that is analogous to any such person or entity; or

☐	an entity in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber’s eligibility to acquire the Securities under relevant securities legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the      day of ,              2010.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity